Exhibit 1.1

[●] Ordinary Shares

RISE Education Cayman Ltd

ORDINARY SHARES, PAR VALUE US$0.01 PER SHARE

in the Form of American Depositary Shares

UNDERWRITING AGREEMENT

[●], 2018

MORGAN STANLEY & CO. INTERNATIONAL PLC

As the Underwriter

c/o Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Dear Sirs:

1.    Introductory. The shareholders listed in Schedule A-1 hereto (“Selling Shareholders”) agree, severally not jointly, with the Underwriter named in Schedule B hereto (“Underwriter”) to sell to the Underwriter an aggregate of [●] ordinary shares of par value US$0.01 per share (“Ordinary Shares”) of the Rise Education Cayman Limited (“Company”), in the form of [●] American Depositary Shares (“American Depositary Shares” or “ADSs”). The aggregate of [●] ADSs to be sold by the Selling Shareholders are hereinafter referred to as the “Firm Shares”. The Optional Shares Selling Shareholder listed in Schedule A-2 hereto (“Optional Shares Selling Shareholder”) also agrees to sell to the Underwriter, at the option of the Underwriter, an aggregate of not more than [●] Ordinary Shares in the form of [●] ADSs (“Optional Shares”), as set forth below. The Firm Shares and the Optional Shares are herein collectively called the “Offered Shares”.

The ADSs are to be issued pursuant to a Deposit Agreement dated as of October 19, 2017 (the “Deposit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as Depositary (the “Depositary”), and the owners and holders from time to time of the ADSs issued under the Deposit Agreement. Each ADS will initially represent the right to receive two Ordinary Shares deposited pursuant to the Deposit Agreement.

2.    Representations and Warranties of the Company and the Selling Shareholders. (a) The Company represents and warrants to, and agrees with, the Underwriter that:

(i)    Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form F-1 (No. 333-[●]) covering the registration of the sale of the Offered Shares under the Act, including a related preliminary prospectus or prospectuses. At any particular time, this initial registration statement, as amended until such time it becomes effective, in the form then on file with the Commission, including all information contained in the registration statement (if any) pursuant to Rule 462(b) and then deemed to be a part of the initial registration statement, and all 430A Information, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement”. A registration statement on Form F-6 (No. 333-[●]) relating to the ADSs has been filed with the Commission and has become effective; no stop order suspending the effectiveness of the ADS Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or threatened by the Commission (such registration statement on Form F-6, including all exhibits thereto, as amended at the time such registration statement becomes effective, being hereinafter called the “ADS Registration Statement”). The Company may file with the Commission, a Rule 462(b) registration statement covering the registration of the sale of the Offered Shares. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all 430A Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement has been declared effective under the Act and is not proposed to be amended. Any Additional Registration Statement has or will become effective upon filing with the Commission pursuant to Rule 462(b) and is not proposed to be amended; no stop order suspending the effectiveness of a Registration Statement (as defined below) is in effect, and no proceedings for such purpose are pending before or to the best knowledge of the Company, threatened by the Commission. The Offered Shares all have been or will be duly registered under the Act pursuant to the Initial Registration Statement and, if applicable, the Additional Registration Statement.

For purposes of this Agreement:

“430A Information”, with respect to any registration statement, means information included in a prospectus and retroactively deemed to be a part of such registration statement pursuant to Rule 430A(b).

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means [•] am/pm (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” with respect to the Initial Registration Statement or, if filed prior to the execution and delivery of this Agreement, the Additional Registration Statement, means the date and time as of which such Registration Statement was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c). If an Additional Registration Statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Underwriter that it proposes to file one, “Effective Time” with respect to such Additional Registration Statement means the date and time as of which such Registration Statement is filed and becomes effective pursuant to Rule 462(b).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430A Information and other final terms of the Offered Shares and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule C to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Shares in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and each is individually referred to as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and any Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of its Effective Time. For purposes of the foregoing definitions, 430A Information with respect to a Registration Statement shall be considered to be included in such Registration Statement as of the time specified in Rule 430A.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Global Market (“NASDAQ”) (“Exchange Rules”).

“Statutory Prospectus” with reference to a particular time means the prospectus included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any 430A Information with respect to such Registration Statement. For purposes of the foregoing definition, 430A Information shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) or Rule 462(c) and not retroactively.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii)    Compliance with the Requirements of the Act. (a) (A) At their respective Effective Times, (B) on the date of this Agreement and (C) on each Closing Date, each of the Initial Registration Statement, the ADS Registration Statement and the Additional Registration Statement (if any) conformed and will conform in all material respects to the requirements of the Act , and (b) on its date, at the time of filing of the Final Prospectus pursuant to Rule 424(b) or (if no such filing is required) at the Effective Time of the Additional Registration Statement in which the Final Prospectus is included, and on each Closing Date, the Final Prospectus will conform in all material respects to the requirements of the Act and the Rules and Regulations and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(c) hereof.

(iii)    Ineligible Issuer Status. (a) At the time of the initial filing of the Initial Registration Statement and (b) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any of its subsidiaries or VIEs (as defined below) in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Offered Shares, all as described in Rule 405.

(iv)    General Disclosure Package. As of the Applicable Time, none of (a) the General Use Issuer Free Writing Prospectus issued at or prior to the Applicable Time, the preliminary prospectus, dated [●] 2018 (which is the most recent Statutory Prospectus distributed to investors generally) and the other information, if any, stated in Schedule C to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”), (b) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package or (c) any individual Written Testing-the-Waters Communication, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication in reliance upon and in conformity with written information furnished to the Company by the Underwriter through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in Section 8(c) hereof.

(v)    Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Shares or until any earlier date that the Company notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (a) the Company has promptly notified or will promptly notify the Underwriter and (b) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vi)    EGC Status and Testing-the-Waters Communication. (a) From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”). (b) The Company (A) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Underwriter with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act, and (B) has not authorized anyone other than the Underwriter to engage in Testing-the-Waters Communications. The Company reconfirms that the Underwriter has been authorized to act on its behalf in undertaking Testing-the-Waters Communications. (c) The Company has not distributed any Written Testing-the-Waters Communications without the prior written consent of the Underwriter.

(vii)    Good Standing of the Company. The Company has been duly incorporated and is validly existing and in good standing under the laws of the Cayman Islands, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification. The currently effective memorandum and articles of association or other constitutional or organizational documents of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The amended and restated memorandum and articles of association of the Company adopted by special resolution passed on September 22, 2017, effective immediately prior to closing of the offering of the ADSs, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands laws and, immediately following closing on the Closing Date of the American Depositary Shares offered and sold hereunder, will be in full force and effect. Complete and correct copies of all constitutional documents of the Company requested by the Underwriter and all amendments thereto have been delivered to the Underwriter; except as set forth in the exhibits to the Registration Statement, no change will be made to any such constitutional documents on or after the date of this Agreement through and including the Closing Date.

(viii)    Controlled Entities. The subsidiaries and consolidated variable interest entities listed on Schedule D hereto shall be referred to hereinafter each as a “Controlled Entity” and collectively as “Controlled Entities.” Except as disclosed in the General Disclosure Package and the Final Prospectus, each Controlled Entity has been duly incorporated and is validly existing as a corporation with limited liability or a school, as the case may be, and in good standing under the laws of the jurisdiction of its incorporation (to the extent such concept exists in such jurisdiction), with full corporate or other power and authority to own its properties and conduct its business as described in the General Disclosure Package and the Final Prospectus; and, to the extent applicable, each Controlled Entity is duly qualified to do business as a foreign corporation or entity in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities (as defined below)taken as a whole, or on the ability of the Company and the Controlled Entities to carry out their obligations under this Agreement and the Deposit Agreement (“Material Adverse Effect”); the constitutional documents of each Controlled Entity comply with the requirements of applicable laws of the jurisdiction of its incorporation and are in full force and effect. All of the issued and outstanding share capital of each Controlled Entity has been duly authorized and validly issued and is fully paid and nonassessable, and except as disclosed in the General Disclosure Package and the Final Prospectus, the capital stock of each Controlled Entity owned, directly or indirectly, by the Company, is owned free from liens, encumbrances and defects..

(ix)    VIE Agreements and Corporate Structure.

(a)    The description of the corporate structure of the Company and each of the agreements among the subsidiaries, the shareholders, the sponsors of the Controlled Entities that are variable interest entities or schools (“VIEs”) and the VIEs, as the case may be (each a “VIE Agreement” and collectively, the “VIE Agreements”) as set forth in the General Disclosure Package and the Final Prospectus under the captions “Corporate History and Structure” and “Related Party Transactions” and filed as Exhibits 10.5 to 10.15 to the Registration Statement is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure of the Company together with its subsidiaries and VIEs taken as a whole, which has not been previously disclosed or made available to the Underwriter and disclosed in the General Disclosure Package and the Final Prospectus.

(b)    Each VIE Agreement has been duly authorized, executed and delivered by the parties thereto and constitutes a valid and legally binding obligation of the parties thereto, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. No consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required for the performance of the obligations under any VIE Agreement by the parties thereto; and no consent, approval, authorization, order, filing or registration that has been obtained is being withdrawn or revoked or is subject to any condition precedent which has not been fulfilled or performed. Except as disclosed in the General Disclosure Package and the Final Prospectus, the corporate structure of the Company comply with all applicable laws and regulations of the PRC, and neither the corporate structure nor the VIE Agreements violate, breach, contravene or otherwise conflict with any applicable laws of the PRC. There is no legal or governmental proceeding, inquiry or investigation pending against the Company, its subsidiaries and VIEs or shareholders or sponsors of the VIEs in any jurisdiction challenging the validity of any of the VIE Agreements, and, to the best knowledge of the Company, no such proceeding, inquiry or investigation is threatened in any jurisdiction.

(c)    The execution, delivery and performance of each VIE Agreement by the parties thereto do not and will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, encumbrance, equity or claim upon any property or assets of the Company or any of its subsidiaries and VIEs pursuant to (A) the constitutive or organizational documents of the Company or any of the subsidiaries and VIEs, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries and VIEs or any of their properties, or any arbitration award, except as disclosed in the General Disclosure Package and the Final Prospectus, or (C) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries and VIEs is a party or by which the Company or any of its subsidiaries and VIEs is bound or to which any of the properties of the Company or any of its subsidiaries and VIEs is subject. Each VIE Agreement is in full force and effect and none of the parties thereto is in breach or default in the performance of any of the terms or provisions of such VIE Agreement. None of the parties to any of the VIE Agreements has sent or received any communication regarding termination of, or intention not to renew, any of the VIE Agreements, and, to the best knowledge of the Company, no such termination or non-renewal has been threatened by any of the parties thereto.

(d)    The Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the VIEs, through its rights to authorize the shareholders or sponsors, as the case may be, of the VIEs to exercise their voting rights.

(x)    Offered Shares. The Ordinary Shares represented by the Offered Shares and all other issued and outstanding shares of capital stock of the Company have been duly authorized and the authorized equity capitalization of the Company is as set forth in the General Disclosure Package and the Final Prospectus. All issued and outstanding shares of the Company, including the Offered Shares, have been validly issued, fully paid and nonassessable and conformed to the information in the General Disclosure Package and the Final Prospectus to the description of such Offered Shares contained in the Final Prospectus; the shareholders of the Company have no preemptive rights with respect to the Offered Shares; none of the issued and outstanding shares of the Company have been issued in violation of any preemptive or similar rights of any security holder; the Offered Shares and the underlying Ordinary Shares to be sold by the Selling Shareholders, when delivered against payment heretofore pursuant to this Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all federal and state securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement at each Closing Date, the Depositary or its nominee, as the registered holder of the Ordinary Shares represented by the Offered Shares, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company as then in effect; except as disclosed in the General Disclosure Package and the Final Prospectus and subject to the terms and provisions of the Deposit Agreement and the Memorandum and Articles of Association of the Company, there are no restrictions on transfers of Ordinary Shares represented by the Offered Shares or the Ordinary Shares under the laws of the Cayman Islands or the United States, as the case may be; the Ordinary Shares represented by the Offered Shares may be freely deposited by the Company with the Depositary or its nominee against issuance of American Depositary Receipts (“American Depositary Receipts” or “ADRs”) evidencing the Offered Shares as contemplated by the Deposit Agreement.

(xi)    No Finder’s Fee. There are no contracts, agreements or understandings between the Company or the Controlled Entities and any person that would give rise to a valid claim against the Company or the Controlled Entities or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering., or any other arrangements, agreements, understandings, payments or issuance with respect to the Company and the Controlled Entities or any of their respective officers, directors, shareholders, or to the best knowledge of the Company, sponsors, partners, employees or affiliates that may affect the Underwriter’s compensation as determined by the Financial Industry Regulatory Authority (“FINRA”).

(xii)    Registration Rights. There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act. (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period referred to in Section 5(a)(xii) hereof. Each officer, director and shareholder of the Company listed on Schedule E (except for Selling Shareholders who will sign this Underwriting Agreement) has furnished to the Underwriter on or prior to the date hereof a letter or letters substantially in the form of Exhibit A hereto (the “Lock-Up Letter”).

(xiii)    Listing. The Offered Shares have been listed on the NASDAQ and the Company is not aware of any notice of delisting.

(xiv)    Absence of Further Requirements. Except as disclosed in the General Disclosure Package and the Final Prospectus, no consent, approval, authorization, or order of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement and the Depositary Agreement in connection with the sale of the Offered Shares, except such as have been obtained, or made on or prior to the Closing Date, and are, or on the Closing Date will be, in full force and effect, including (a) under applicable blue sky laws in any jurisdiction in which the Offered Shares are offered and sold and (b) under the rules and regulations of the FINRA.

(xv)    Title to Property. The Company and the Controlled Entities have good and marketable title (valid land use rights and building ownership certificates in the case of real property located in the PRC) to all real properties and all other properties and assets owned by them, in each case free from liens, charge, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them and, except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities hold any leased real property under valid and enforceable leases with no terms or provisions that would materially interfere with the use made or to be made thereof by them; and except as disclosed in the General Disclosure Package and the Final Prospectus, any real property and buildings held under lease by the Company and the Controlled Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and to be made thereof by them.

(xvi)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, the Deposit Agreement and the issuance and sale of the Offered Shares will not (a) except as disclosed in the General Disclosure Package and the Final Prospectus, conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Controlled Entities pursuant to, the charter or by-laws of the Company or any of the Controlled Entities, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of the Controlled Entities or any of their properties, or any agreement or instrument to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the properties of the Company or any of the Controlled Entities is subject, (b) result in any violation of the provisions of the articles of association, charter or by-laws or similar organizational documents of the Company or any of the Controlled Entities or (c) result in the violation of any applicable law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of the Controlled Entities.

(xvii)    Absence of Existing Defaults and Conflicts. Neither the Company nor any of the Controlled Entities is (a) in violation of its respective articles of association, charter or by-laws or similar organizational documents, (b) in violation of or in default in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, to which the Company or any of the Controlled Entities is a party or by which the Company or any of the Controlled Entities is bound or to which any of the property or assets of the Company or any of the Controlled Entities is subject or (c) in violation of any provision of applicable law or statute (including any applicable law concerning private education, intellectual property rights and foreign investment in the education sector in China) or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its Controlled Entities or any of their properties and assets, except such violations or defaults would not, individually or in the aggregate, result in a Material Adverse Effect.

(xviii)    Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Company and constitutes valid and legally binding obligations of the Company enforceable (other than indemnification under Section 8, which in the opinion of the SEC is against public policy as expressed in the Act and may therefore be unenforceable) in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xix)    Authorization of the Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery by the Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject, as to enforceability, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The descriptions of this Agreement and the Deposit Agreement contained in the Registration Statement, General Disclosure Package and the Final Prospectus is true and accurate in all material respects.

(xx)    Authorization of Registration Statements. The Registration Statement, the General Disclosure Package, the Issuer Free Writing Prospectus, the Final Prospectus, and the ADS Registration Statement, and the filing of the Registration Statement, the General Disclosure Package, the Issuer Free Writing Prospectus (to the extent such filing is required under Rule 433 of the Act), the Final Prospectus and the ADS Registration Statement with the Commission, have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADS Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(xxi)    Possession of Licenses and Permits. Except as disclosed in the General Disclosure Package and the Final Prospectus, the Company and the Controlled Entities possess, and are in compliance with the terms of, all adequate licenses, certificates, permits and other authorizations (“Licenses”) issued by, and have made all declarations and filings with, the appropriate national, regional, local or other governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the General Disclosure Package and the Final Prospectus except for those which would not, individually or in the aggregate, result in a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect.

(xxii)    Termination of Contracts. Neither the Company nor any of the Controlled Entities has sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in the Registration Statement, the General Disclosure Package and the Final Prospectus or filed as an exhibit to the Registration Statement, and no such termination or non-renewal has been threatened by the Company or any of the Controlled Entities or, to the best knowledge of the Company, any other party to any such contract or agreement.

(xxiii)    Absence of Labor Dispute; Compliance with Labor Law. No labor dispute with the employees or third-party contractors of the Company or any of the Controlled Entities exists or, to the best knowledge of the Company, is contemplated or threatened and the Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of the principal suppliers, service providers or business partners of the Company and the Controlled Entities that could have a Material Adverse Effect. The Company and the Controlled Entities are and have been in all times in compliance with all applicable labor laws and regulations in all material respects, and no governmental investigation or proceedings with respect to labor law compliance exists or is imminent.

(xxiv)    Possession of Intellectual Property. The Company and the Controlled Entities own or possess adequate rights to use sufficient trademarks, trade names, patent rights, copyrights, domain names, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, “Intellectual Property Rights”) necessary or material to the conduct of the business now conducted or proposed in the General Disclosure Package and the Final Prospectus to be conducted by them, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. Except as disclosed in the General Disclosure Package and the Final Prospectus (a) to the best knowledge of the Company, there are no rights of third parties to any of the Intellectual Property Rights owned by the Company or the Controlled Entities; (b) there is no material infringement, misappropriation breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company, the Controlled Entities or third parties of any of the Intellectual Property Rights of the Company or the Controlled Entities; (c) there is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s or any Controlled Entity’s rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or , to the best knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or , to the best knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company or any Controlled Entity infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) none of the Intellectual Property Rights used by the Company or the Controlled Entities in their businesses has been obtained or is being used by the Company or the Controlled Entities in violation of any contractual obligation binding on the Company, any of the Controlled Entities in violation of the rights of any persons; (g) the Company is unaware of any facts which it believes would form a reasonable basis for a successful challenge that any of the employees it currently employs are in or have ever been in material violation of any term of any employment contract, patent disclosure agreement, invention assignment agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company or the Controlled Entities, or actions undertaken by the employee while employed with the Company or the Controlled Entities; (h) neither the Company nor any of the Controlled Entities are under an obligation to assign any of their rights in their patents and patent applications to a third party; (i) the Company and the Controlled Entities are not in breach of, and have complied in all material respects with all terms of, any license or other agreement relating to Intellectual Property Rights; and (j) the business of the Company and the Controlled Entities are conducted in compliance with the applicable intellectual property laws and regulations in the PRC and all other applicable jurisdictions in all material respects.

(xxv)    Accurate Disclosure. The statements in the General Disclosure Package and the Final Prospectus under the headings “Prospectus Summary,” “Risk Factors,” “Dividend Policy,” “Enforceability of Civil Liabilities,” “Corporate History and Structure,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation,” “Management,” “Principal and Selling Shareholders,” “Related Party Transactions,” “Description of Share Capital,” “Description of American Depositary Shares,” “Shares Eligible For Future Sale,” “Taxation” and “Underwriting”, insofar as such statements summarize legal matters, agreements, arrangements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings and present the information required to be shown in all material respects.

(xxvi)    Absence of Manipulation. None of the Company, the Controlled Entities nor their respective affiliates, as such term is defined in Rule 501(b) under the Act, has taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(xxvii)    Statistical and Market-Related Data. Any third-party statistical and market-related data included in a Registration Statement, a Statutory Prospectus, the General Disclosure Package or the Final Prospectus are based on or derived from sources that the Company in good faith believes to be reliable and accurate, and such data agree with the sources from which they are derived, and the Company has obtained the written consent for the use of such data from such sources to the extent required.

(xxviii)    Internal Controls and Compliance with the Sarbanes-Oxley Act. Except as set forth in the General Disclosure Package and the Final Prospectus, the Company, the Controlled Entities and the Company’s Board of Directors (the “Board”) are in compliance with Sarbanes-Oxley and all Exchange Rules that are applicable to them as of the date of this Agreement. The Company maintains a system of internal controls, including, but not limited to, disclosure controls and procedures, internal controls over accounting matters and financial reporting, an internal audit function and legal and regulatory compliance controls (collectively, “Internal Controls”) that comply with the Securities Laws and are sufficient to provide reasonable assurances that (a) transactions are executed in accordance with management’s general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in conformity with the generally accepted accounting principles in the United States and to maintain accountability for assets, (c) access to assets is permitted only in accordance with management’s general or specific authorization, and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Internal Controls are, or upon consummation of the offering of the Offered Shares will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Except as disclosed in the General Disclosure Package and the Final Prospectus under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” there has been no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(xxix)    Litigation. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no pending actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) against or affecting the Company, any of the Controlled Entities or any of their respective properties that, if determined adversely to the Company or any of the Controlled Entities, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Shares; and no such actions, suits or proceedings (including any inquiries or investigations by any court or governmental agency or body, domestic or foreign) are, to the Company’s best knowledge, threatened or contemplated.

(xxx)    Financial Statements. The financial statements included in each Registration Statement and the General Disclosure Package and the Final Prospectus present fairly the financial position of the Company and the Controlled Entities as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in compliance as to form with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission and in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; the other financial information included in each of the Registration Statement, the General Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and the Controlled Entities, accurately and fairly presented and was prepared on a basis consistent with the financial statements and books and records of the Company; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package and the Final Prospectus that are not included as required; and the Company and the Controlled Entities do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations) not described in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(xxxi)    Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the General Disclosure Package and the Final Prospectus accurately and fairly describes (a) the accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult subjective or complex judgment; (b) the material judgments and uncertainties affecting the application of critical accounting policies; (c) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof; (d) all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur; and (e) all off-balance sheet commitments and arrangements of the Company and the Controlled Entities, if any. The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the General Disclosure Package and the Prospectus and have consulted with its independent accountants with regards to such disclosure.

(xxxii)    No Material Adverse Change in Business. Except as disclosed in the General Disclosure Package and the Final Prospectus, since the end of the period covered by the latest audited financial statements included in the General Disclosure Package and the Final Prospectus (a) there has been no change, nor any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities, taken as a whole, that is material and adverse, (b) there has been no purchase of its own outstanding share capital by the Company, no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (c) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and the Controlled Entities, (d) neither the Company nor any of the Controlled Entities has (A) entered into or assumed any material transaction or agreement, (B) incurred, assumed or acquired any material liability or obligation, direct or contingent, (C) acquired or disposed of or agreed to acquire or dispose of any material business or any other material asset, or (D) agreed to take any of the foregoing actions and (e) neither the Company nor any of the Controlled Entities has sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree.

(xxxiii)    Preliminary Prospectuses. Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.

(xxxiv)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Shares , will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxxv)    PFIC Status. Based on the Company’s current income and projected income, the current value of its assets and projections as to the value of its assets and the market value of its ADSs, the Company does not expect to be a passive foreign investment company, as defined in Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its current taxable year or in the foreseeable future.

(xxxvi)    Payments in Foreign Currency. Except as disclosed in the General Disclosure Package and the Final Prospectus, under current laws and regulations of the Cayman Islands and the PRC and any political subdivision thereof, all dividends and other distributions declared and payable on the Offered Shares may be paid by the Company to the holder thereof in United States dollars that may be converted into foreign currency and freely transferred out of the Cayman Islands and the PRC and all such payments made to holders thereof or therein who are non-residents of the Cayman Islands or the PRC will not be subject to income, withholding or other taxes under laws and regulations of the Cayman Islands and the PRC or any political subdivision or taxing authority thereof or therein and will otherwise be free and clear of any other tax, duty, withholding or deduction in the Cayman Islands or any political subdivision or taxing authority thereof or therein and without the necessity of obtaining any governmental authorization in the Cayman Islands and the PRC or any political subdivision or taxing authority thereof or therein.

(xxxvii)    Compliance with PRC Overseas Investment and Listing Regulations. Except as described in the General Disclosure Package and the Final Prospectus, each of the Company and the Controlled Entities has complied, and has taken all reasonable steps to ensure compliance by each of its shareholders, sponsors, directors and officers that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the relevant PRC government agencies (including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (the “SAFE”)) relating to overseas investment by PRC residents and citizens (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting each such Person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen, to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations (including any applicable rules and regulations of the SAFE).

(xxxviii)    M&A Rules. The Company is aware of and has been advised as to the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors and any official clarifications, guidance, interpretations or implementation rules in connection with or related thereto (the “PRC Mergers and Acquisitions Rules”) jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange on August 8, 2006 and amended by the Ministry of Commerce on June 22, 2009, including the provisions thereof which purport to require offshore special purpose entities formed for listing purposes and controlled directly or indirectly by PRC companies or individuals to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange. The Company has received legal advice specifically with respect to the PRC Mergers and Acquisitions Rules from its PRC counsel, and the Company understands such legal advice. In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice. Except as described in the General Disclosure Package and the Final Prospectus, the issuance and sale of the Offered Shares and the American Depositary Shares, the listing and trading of the American Depositary Shares on the NASDAQ and the consummation of the transactions contemplated by this Agreement and the Deposit Agreement (a) are not and will not be, as of the date hereof or at the Closing Date, as the case may be, adversely affected by the PRC Mergers and Acquisitions Rules and (b) do not require the prior approval of the CSRC.

(xxxix)    Taxes. (a) The Company and the Controlled Entities have paid all national, regional, local and other taxes and filed all tax returns required to be paid or filed through the date hereof; all such returns are correct and complete and are not the subject of any disputes with revenue or other authorities; and there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of the Controlled Entities or any of their respective properties or assets, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect. (b) All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company or any of the Controlled Entities as described in the General Disclosure Package and the Final Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect.

(xl)    Insurance. The Company and the Controlled Entities have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are prudent and customary for the businesses in which they are engaged; the Company and the Controlled Entities are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of the Controlled Entities under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any of the Controlled Entities has (a) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (b) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business; and the Company will obtain directors’ and officers’ insurance in such amounts as is customary for an initial public offering.

(xli)    Compliance with Anti-Corruption Laws. Neither the Company nor any of the Controlled Entities or their respective affiliates, nor any director, officer or employee, nor, to the best knowledge of the Company, any agent or representative of the Company or of any of the Controlled Entities or their respective affiliates, has (a) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (b) taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; or (c) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit; and the Company, the Controlled Entities and affiliates have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(xlii)    Compliance with Anti-Money Laundering Laws. The operations of the Company and the Controlled Entities are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of all jurisdictions where the Company and the Controlled Entities conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Controlled Entities with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(xliii)    Compliance with OFAC. (a) Neither the Company nor any of the Controlled Entities, nor any director, officer or employee thereof, nor, to the best knowledge of the Company, any agent, affiliate or representative of the Company or any of the Controlled Entities, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:

(A)    the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), the Swiss Secretariat of Economic Affairs (“SECO”), the Hong Kong Monetary Authority (“HKMA”), the Monetary Authority of Singapore (“MAS”), or other relevant sanctions authority (collectively, “Sanctions”), nor

(B)    located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea and Syria);

(b)    The Company represents and covenants that, for the past five years, the Company and the Controlled Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government was, the subject of Sanctions.

(xliv)    Registration Statement Exhibits. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the ADS Registration Statement, or the most recent Statutory Prospectus or, in the case of documents, to be included as exhibits to the Registration Statement, that are not described and filed as required.

(xlv)    Related Party Transactions. No material relationships or material transactions, direct or indirect, exist between any of the Company or the Controlled Entities on the one hand and their respective shareholders, sponsors, affiliates, officers and directors or any affiliates or family members of such persons on the other hand, except as described in the General Disclosure Package and the Final Prospectus.

(xlvi)    Foreign Private Issuer. The Company is a “foreign private issuer” within the meaning of Rule 405 of the Act.

(xlvii)    Independence of Ernst & Young Hua Ming LLP. Ernst & Young Hua Ming LLP (“E&Y”), who has certified the financial statements filed with the Commission as part of the General Disclosure Package, the Final Prospectus and each Registration Statement, is an independent registered public accounting firm with respect to the Company and the Controlled Entities within the applicable rules and regulations adopted by the Commission and Public Company Accounting Oversight Board (United Sates) and as required by the Act.

(xlviii)    Stamp Duty and Other Taxes. No transaction, stamp, issuance, registration, capital, value-added, transfer or other similar tax or duty is payable (whether by withholding or otherwise) by or on behalf of the Underwriter to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (a) the sale and delivery of the Ordinary Shares represented by the Offered Shares by the Selling Shareholders, the issuance of the Offered Shares by the Depositary and the delivery of the Offered Shares to, or for the account of, the Underwriter; (b) the purchase from the Company, and the initial sale and delivery by the Underwriter, of the Offered Shares to purchasers thereof; (c) the deposit of the Ordinary Shares with the Depositary and the issuance and delivery of the ADRs evidencing the Offered Shares; or (d) the execution, delivery and performance of this Agreement and the Deposit Agreement; except that Cayman Islands and PRC stamp duty may be payable if this Agreement and the Deposit Agreement are brought to or executed in the Cayman Islands or the PRC, as the case may be.

(xlix)    No Unapproved Marketing Documents. The Company has not distributed and, prior to the later of any Closing Date and completion of the distribution of the Offered Shares, will not distribute any offering material in connection with the offering and sale of the Offering Shares other than any preliminary prospectus, the Final Prospectus, any Issuer Free Writing Prospectus to which the Underwriter has consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule C hereto.

(l)    Validity of Choice of Law. The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be observed and given effect to by courts in the Cayman Islands and, to the extent permitted under the PRC civil law and rules of civil procedures, will be honored by the courts in the PRC. The Company has the power to submit, and pursuant to Section 17 of this Agreement and Section 20 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in The City of New York, New York, U.S.A. (each, a “New York Court”), and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement and Section 21 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement or the Offered Shares in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 hereof.

(li)    No Immunity. None of the Company, or the Controlled Entities or any of their respective properties, assets or revenues has any right of immunity under Cayman Islands, PRC or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and each of the subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.

(lii)    Enforceability of Judgment. Any final judgment for a fixed or readily calculable sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement or the Deposit Agreement and except as described in the General Disclosure Package and the Final Prospectus, any instruments or agreements entered into for the consummation of the transactions contemplated herein and therein may be declared enforceable against the Company, without re-examination or review of the merits of the cause of action in respect of which the original judgment was given or re-litigation of the matters adjudicated upon, by the courts of the Cayman Islands and PRC, provided that (a) with respect to courts of the Cayman Islands, such judgment (A) is given by a foreign court of competent jurisdiction, (B) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (C) is final, (D) is not in respect of taxes, a fine or a penalty, and (E) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (b) with respect to courts of the PRC, (A) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (B) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the PRC, (C) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (D) an action between the same parties in the same matter is not pending in any PRC court at the time the lawsuit is instituted in a foreign court. The Company is not aware of any reason why the enforcement in the Cayman Islands or the PRC of such a New York Court judgment would be, as of the date hereof, contrary to public policy of the Cayman Islands or PRC.

(liii)    Absence of Off-Balance Sheet Transactions. Except as disclosed in the financial statements referred to in the above Section 2(a)(xxxii) and in the General Disclosure Package and the Final Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations) or other relationships of the Company or any of the Controlled Entities with unconsolidated entities or other persons.

(liv)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the General Disclosure Package and the Final Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(lv)    FINRA Affiliations. There are no affiliations or associations between (a) any member of FINRA and (b) the Company or any of the Controlled Entities or any of their respective officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the initial filing date of the Registration Statement.

(lvi)    Representation of Officers and/or Directors. Any certificate signed by any officer or director of the Company and delivered to the Underwriter or counsel for the Underwriter as required or contemplated by this Agreement shall constitute a representation and warranty hereunder by the Company, as to matters covered thereby, to the Underwriter.

(lvii)    Depositary Side Letter. The Company has entered into a side letter agreement with the Depositary (the “Depositary Letter”), instructing the Depositary, during the Lock-Up period (as defined below), not to accept any deposit by the persons specified therein of any Ordinary Shares in the Company’s ADSs facility or issue any new ADSs evidencing the ADSs to any such person subject to the exceptions stated in the Depositary Letter or further instructions by the Company.

(b)    Each Selling Shareholder represents and warrants to, and agrees with, the Underwriter that:

(i)    Good Standing of Selling Shareholder. The Selling Shareholder that is a corporation has been duly organized and is validly existing in its jurisdiction of formation.

(ii)    Title to Shares. Each of the Selling Shareholders has and on each Closing Date hereinafter mentioned will have valid and unencumbered title to the Ordinary Shares underlying the Offered Shares to be delivered by such Selling Shareholder on such Closing Date and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Offered Shares and the Ordinary Shares represented thereby to be delivered by such Selling Shareholder on such Closing Date hereunder; and upon the delivery of and payment for the Offered Shares on each Closing Date hereunder the Underwriter will acquire valid and unencumbered title to the Offered Shares to be delivered by such Selling Shareholder on such Closing Date.

(iii)    Ordinary Shares Freely Depositable. The Ordinary Shares represented by the Offered Shares to be sold by each of the Selling Shareholders may be freely deposited by such Selling Shareholder with the Depositary in accordance with the Deposit Agreement against the issuance of ADRs evidencing the ADSs; the ADSs, when issued and delivered against payment thereof, will be freely transferable by such Selling Shareholder to or for the accounts of the Underwriter; and there are no restrictions on subsequent transfers of the ADSs under the laws of the Cayman Islands, the PRC or the United States, except as described in the General Disclosure Package and the Final Prospectus.

(iv)    Absence of Further Requirements. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required to be obtained or made by any Selling Shareholder for the consummation of the transactions contemplated by this Agreement in connection with the offering and sale of the Offered Shares sold by the Selling Shareholders, except such as have been obtained and made under the Act and such as may be required under state securities laws;

(v)    Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of any Selling Shareholder pursuant to, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over any Selling Shareholder or any of their properties or any agreement or instrument to which any Selling Shareholder is a party or by which any Selling Shareholder is bound or to which any of the properties of any Selling Shareholder is subject, or the charter or by-laws of any Selling Shareholder that is a corporation or the constituent documents of any Selling Shareholder that is not a natural person or a corporation;

(vi)    Disclosure Made by the Selling Shareholder in the Prospectus. All information furnished to the Company or the Underwriter by or on behalf of the Selling Shareholder in writing expressly for use in the Registration Statement, the Disclosure Package or the Final Prospectus is, and on the First Closing Date (as defined below) and each applicable Option Closing Date (as defined below) will be, true and correct in all material respects, and did not, as of the Applicable Time, and on the First Closing Date and each applicable Option Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading, it being understood and agreed that the only such information consists of the information with respect to such Selling Shareholder under the caption “Principal and Selling Shareholders” in the Registration Statement, the Disclosure Package and the Final Prospectus (such information, the “Selling Shareholder Information”).

(vii)    No Registration Rights. Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

(viii)    No Pre-emptive Rights. Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, co-sale right or right of first refusal or other similar right to purchase any of the Offered Shares that are to be sold by the Selling Shareholder to the Underwriter pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, other than those described in the General Disclosure Package and Final Prospectus.

(ix)    No Undisclosed Material Information. The sale of the Offered Shares by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of the Controlled Entities that is not set forth the General Disclosure Package and the Final Prospectus.

(x)    Authorization of Agreements. This Agreement has been duly authorized, executed and delivered by the Selling Shareholder and constitute valid and legally binding obligations of each such Selling Shareholder enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(xi)    No FINRA Affiliations. Such Selling Shareholder has no affiliations or associations with any member of FINRA.

(xii)    Compliance with Sanctions. Such Selling Shareholder represents and covenants that such Selling Shareholder will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person: (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions; or (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).

(xiii)    No Finder’s Fee. Except as disclosed in the General Disclosure Package and the Final Prospectus, there are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or the Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xiv)    Absence of Manipulation. Such Selling Shareholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares.

(xv)    Testing-the-Waters Communication. Such Selling Shareholder has not engaged in any Testing-the-Waters Communication.

(xvi)    Stamp Duty and Other Taxes. No transaction, stamp, issuance, registration, capital, value-added, transfer or other similar tax or duty is payable (whether by withholding or otherwise) by, or on behalf of, the Underwriter to the government of the PRC, Hong Kong or Cayman Islands or any political subdivision or taxing authority thereof or therein in connection with (a) the sale and delivery of the Ordinary Shares represented by the Offered Shares by such Selling Shareholder, the issuance of the Offered Shares by the Depositary and the delivery of the Offered Shares to, or for the account of, the Underwriter; (b) the purchase from such Selling Shareholder, and the initial sale and delivery by the Underwriter, of the Offered Shares to purchasers thereof; (c) the deposit of the Ordinary Shares with the Depositary and the issuance and delivery of the ADR’s evidencing the Offered Shares; or (d) the execution and delivery of this Agreement; except that Cayman Islands or PRC stamp duty may be payable if this Agreement and the Deposit Agreement are brought to or executed in the Cayman Islands or the PRC, as the case may be.

(xvii)    No Other Marketing Documents. Such Selling Shareholder has not distributed and will not distribute, prior to the later of the latest Closing Date and the completion of the Underwriter’s distribution of the Offered Shares, any offering material in connection with the offering and sale of the Offered Shares by the Selling Shareholders, including any free writing prospectus.

3.    Purchase, Sale and Delivery of Offered Shares. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, each of the Selling Shareholders, severally and not jointly, agrees to sell to the Underwriter, and the Underwriter agrees to purchase from such Selling Shareholder, at a purchase price of $[•] per ADS, the number of Firm Shares set forth opposite the name of such Selling Shareholder in Schedule A-1 hereto.

The Selling Shareholders will deliver the Firm Shares to or as instructed by the Underwriter for the accounts of the Underwriter through the facilities of the Depositary Trust Company (“DTC”) in a form reasonably acceptable to the Underwriter against payment of the purchase price in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Selling Shareholders, as the case may be, on [•], 2018, or at such other time not later than seven full business days thereafter as the Underwriter and the Selling Shareholders determine, such time being herein referred to as the “First Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Firm Shares sold pursuant to the offering.

In addition, upon written notice from the Underwriter given to the Optional Shares Selling Shareholder from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriter may purchase all or less than all of the Optional Shares at the purchase price per ADS to be paid for the Firm Shares. The Optional Shares Selling Shareholder agrees to sell to the Underwriter the number of Optional Shares specified in such notice. Such Optional Shares shall be purchased for the account of the Underwriter in the same proportion as the number of Firm Shares set forth opposite such Underwriter’s name bears to the total number of Firm Shares (subject to adjustment by the Underwriter to eliminate fractions) and may be purchased by the Underwriter only for the purpose of covering over-allotments made in connection with the sale of the Firm Shares. No Optional Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Shares or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Company.

Each time for the delivery of and payment for the Optional Shares, being herein referred to as an “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Underwriter but shall be not later than five full business days after written notice of election to purchase Optional Shares is given. The Optional Shares Selling Shareholder will deliver the Optional Shares being purchased on each Optional Closing Date to or as instructed by the Underwriter for the accounts of the Underwriter in a form reasonably acceptable to the Underwriter, against payment of the purchase price therefore in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Underwriter drawn to the order of the Optional Shares Selling Shareholder.

4.    Offering by the Underwriter. It is understood that the Underwriter propose to offer the Offered Shares for sale to the public as set forth in the Final Prospectus.

5.    Certain Agreements of the Company and the Selling Shareholders. (a) The Company agrees with the Underwriter that:

(i)    Additional Filings. Unless filed pursuant to Rule 462(c) as part of the Additional Registration Statement in accordance with the next sentence, the Company will file the Final Prospectus, in a form approved by the Underwriter, with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by the Underwriter, subparagraph (4)) of Rule 424(b) not later than the earlier of (a) the second business day following the execution and delivery of this Agreement or (b) the fifteenth business day after the Effective Time of the Initial Registration Statement. The Company will advise the Underwriter promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Underwriter of such timely filing. If an Additional Registration Statement is necessary to register a portion of the Offered Shares under the Act but the Effective Time thereof has not occurred as of the execution and delivery of this Agreement, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time the Final Prospectus is finalized and distributed to the Underwriter, or will make such filing at such later date as shall have been consented to by the Underwriter.

(ii)    Filing of Amendments: Response to Commission Requests. The Company will promptly advise the Underwriter of any proposal to amend or supplement at any time the Initial Registration Statement, the ADS Registration Statement, any Additional Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Underwriter’s consent (which consent shall not be unreasonably withheld or delayed); and the Company will also advise the Underwriter promptly of (a) the effectiveness of any Additional Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement), (b) any amendment or supplementation of a Registration Statement, the ADS Registration Statement, any Statutory Prospectus, (c) any request by the Commission or its staff for any amendment to any Registration Statement, or the ADS Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (d) the institution by the Commission of any stop order proceedings in respect of a Registration Statement or the threatening of any proceeding for that purpose, and (e) the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(iii)    Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or any dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(iv)    Rule 158. As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the Effective Time of the Initial Registration Statement (or, if later, the Effective Time of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Time, except that, if such fourth fiscal quarter is the last quarter of the Company’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(v)    Furnishing of Prospectuses. The Company will furnish to the Underwriter copies of each Registration Statement (six of which will be signed and will include all exhibits), each related Statutory Prospectus, and, so long as a prospectus relating to the Offered Shares is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter requests. The Final Prospectus shall be so furnished on or prior to 5:00 P.M., New York time, on the business day following the execution and delivery of this Agreement. All other such documents shall be so furnished as soon as available. Bain Capital Rise Education IV Cayman Limited will pay the expenses of printing and distributing to the Underwriter all such documents.

(vi)    XBRL. The Company will ensure that the interactive data in eXtensbile Business Reporting Language included as an exhibit to any registration statement, report and financial statement furnished to or filed with the Commission pursuant to this Agreement fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(vii)    Blue Sky Qualifications. The Company will arrange for the qualification of the Offered Shares for sale under the laws of such jurisdictions as the Underwriter designates and will continue such qualifications in effect so long as required for the distribution.

(viii)    Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Underwriter and, upon request, to each of the other Underwriter, as soon as practicable after the end of each fiscal year, a copy of its annual report to shareholders for such year; and the Company will furnish to the Underwriter (a) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to shareholders, and (b) from time to time, such other information concerning the Company as the Underwriter may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (or any successor system) (“EDGAR”), it is not required to furnish such reports or statements to the Underwriter.

(ix)    Payment of Expenses. Bain Capital Rise Education IV Cayman Limited agrees with the Underwriter that Bain Capital Rise Education IV Cayman Limited will pay all expenses incident to the performance of the obligations of the Company and the Selling Shareholders under this Agreement, including but not limited to (A) any filing fees and other expenses (excluding, for the avoidance of doubts, fees and disbursements of counsel to the Underwriter) incurred in connection with qualification of the Offered Shares for sale under the laws of such jurisdictions as the Underwriter designates and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the Offered Shares (including filing fees), (B) costs and expenses relating to investor presentations or any “road show” (as defined in Rule 433(h) under the Act) in connection with the offering and sale of the Offered Shares including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, (C) fees and expenses incident to listing the Offered Shares on the NASDAQ and other national and foreign exchanges, (D) fees and expenses in connection with the registration of the Offered Shares under the Exchange Act, (E) any transfer taxes payable in connection with the delivery of the Offered Shares to the Underwriter and (F) expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriter and expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(x)    Absence of Manipulation. The Company and the Selling Shareholders will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares.

(xi)    Taxes. (i) The Company will indemnify and hold harmless the Underwriter against any documentary, stamp, issue, transfer, transaction, registration, capital or other similar tax or duty, including any interest and penalties (other than taxes or duties imposed on the net income of an Underwriter), on the creation, issue, sale and delivery of the Offered Shares to and by the Underwriter and on the execution, delivery and performance of this Agreement and the Deposit Agreement; (ii) all payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made; (iii) all payments by the Company to the Underwriter hereunder shall be considered exclusive of any value-added tax. Where value-added tax is payable on any payment hereunder to the Underwriter, the Company shall bear and pay such tax, and if value-added tax is payable by the Underwriter, the Company shall increase the amount payable to the Underwriter by an amount equal to such value-added tax, except, in the case of either (i), (ii) or (iii), to the extent of withholding or other taxes that would not have been imposed but for such Underwriter’s being a resident of the jurisdiction imposing such taxes or having a permanent establishment therein or any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) therewith.

(xii)    Restriction on Sale of Shares by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its Ordinary Shares or American Depositary Shares or any securities convertible into or exchangeable or exercisable for any of its Ordinary Shares or American Depositary Shares (“Lock-Up Securities”): (a) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (b) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (c) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (d) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act, (e) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriter, except issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options, in each case outstanding on the date hereof, grants of employee share options pursuant to the terms of a plan in effect on the date hereof, issuances of Lock-Up Securities pursuant to the exercise of such options or (f) release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Lock-Up Period without the prior written consents of the Underwriter. The Lock-Up Period will commence on the date hereof and continue for 90 days after the date hereof or such earlier date that the Underwriter consent to in writing.

(xiii)    Agreement to Announce Lock-up Waiver. If the Underwriter, in their sole discretion, agree to release or waive the restrictions set forth in a lock-up letter described in Section 2(a)(xii) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two business days before the effective date of the release or waiver.

(xiv)    Compliance with Deposit Agreement. To comply with the terms of the Deposit Agreement so that the American Depositary Shares will be issued by the Depositary and delivered to the Underwriter’s participant account in DTC, pursuant to this Agreement on the Closing Date and each applicable Option Closing Date.

(xv)    Cayman Islands Matters. (a) Not to attempt to avoid any judgment obtained by it in a court of competent jurisdiction outside the Cayman Islands; (b) following the consummation of the offering, to use its reasonable efforts to obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares, if any; and (c) to use its reasonable efforts to obtain and maintain all approvals, if any, required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(xvi)    PRC Legal Compliance. To use its reasonable efforts to comply in all material respects with the PRC Overseas Investment and Listing Regulations, and to use its reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, Chinese residents or Chinese citizens, to comply with the PRC Overseas Investment and Listing Regulations applicable to them, including, without limitation, requesting each such shareholder to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

(xvii)    Emerging Growth Company. The Company will promptly notify the Underwriter if the Company ceases to be an Emerging Growth Company at any time prior to the later of (a) completion of the distribution of the Offered Shares within the meaning of the Act and (b) completion of the Lock-up Period.

(xviii)     Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the- Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Underwriter and will promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

(b)    Each of the Selling Shareholders agrees, severally and not jointly, with the Underwriter that:

(i)    Each of the Selling Shareholders will not, during the Lock-Up Period, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Lock-up Securities beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by such Selling Shareholder or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-up Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of the Lock-up Securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to the Lock-up Securities acquired in open market transactions after the completion of this offering, (b) transfers of the Lock-up Securities as a bona fide gift, (c) distributions of the Lock-up Securities to limited partners or shareholders of such Selling Shareholder, (d) in the case of Bain Capital Rise Education IV Cayman Limited, transfer of a total of Lock-up Securities not exceeding 10% of the outstanding Ordinary Shares of the Company in connection with any acquisitions or strategic investments by such Selling Shareholder; provided that in the case of any transfer or distribution pursuant to clause (b), (c) or (d), each donee, distributee or transferee shall sign and deliver to the Underwriter a lock-up letter substantially in the form of the letter set forth as Exhibit A hereto, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Lock-up Securities, provided that such plan does not provide for the transfer of the Lock-up Securities during the Lock-up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of such Selling Shareholder or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Lock-up Securities may be made under such plan during the Lock-up Period or (f) transfer of Lock-up Securities to any trust for the direct or indirect benefit of such Selling Shareholder or the immediate family of the such Selling Shareholder, provided that (i) the trustee of the trust or the transferred agrees to be bound in writing by the restrictions set forth herein, (ii) any such transfer shall not involve a disposition for value and (iii) no filing under the Exchange Act, reporting a reduction or increase in beneficial ownership of any class of Ordinary Shares or American Depositary Shares, shall be required or shall be voluntarily made during the Lock-up Period.

(ii)    The Selling Shareholder will deliver to the Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

(iii)    Prior to the Closing Date, the Selling Shareholders will deposit, or cause to be deposited on its behalf, Ordinary Shares with the Depositary in accordance with the provisions of the Deposit Agreement.

(iv)    The Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Offered Shares.

(v)    (i) Each Selling Shareholder will indemnify and hold harmless the Underwriter against any documentary, stamp, issue, transfer, transaction, registration, capital business, income, capital gains, value-added or other similar tax or duty, including any interest and penalties, on the creation, issue, sale and delivery of the Offered Shares to and by the Underwriter and on the execution, delivery, performance and enforcement of this Agreement and the Deposit Agreement; (ii) all payments to be made by the Selling Shareholders hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Selling Shareholders are compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Selling Shareholders shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made, except, in the case of either (i) or (ii), to the extent of withholding or other taxes that would not have been imposed but for such Underwriter’s being a resident of the jurisdiction imposing such taxes or having a permanent establishment therein or any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) therewith.

6.    Free Writing Prospectuses. The Company and Selling Shareholders represent and agree that, unless they obtain the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Selling Shareholder, it has not made and will not make any offer relating to the Offered Shares that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company and each of the Selling Shareholders represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7.    Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Shares on the First Closing Date and the Optional Shares to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders herein (as though made on such Closing Date), to the accuracy of the statements of Company’s officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their obligations hereunder and to the following additional conditions precedent:

(a)    Accountants’ Comfort Letter. The Underwriter shall have received letters, dated, respectively, the date hereof and each Closing Date, of E&Y in form and substance satisfactory to the Underwriter, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to the Underwriter with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(b)    Effectiveness of Registration Statement. The Registration Statement and the ADS Registration Statement have become effective on the date of this Agreement. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a)(i) hereof and no stop order suspending the effectiveness of the Registration Statement or the ADS Registration Statement shall have been issued under the Act or the Exchange Act, as the case may be, or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A.

(c)    No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to market the Offered Shares; (ii) any change in either U.S., or PRC or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Offered Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, NASDAQ Global Market, or any setting of minimum or maximum prices for trading on such exchange; (iv) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal, New York or PRC authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States, the PRC or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States or the PRC, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Shares or to enforce contracts for the sale of the Offered Shares.

(d)    Opinion of U.S. Counsel for the Company. The Underwriter shall have received an opinion and negative assurance letter of Kirkland & Ellis International LLP, U.S. counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter.

(e)    Opinion of U.S. Counsel for Selling Shareholders. The Underwriter shall have received an opinion and negative assurance letter of Kirkland & Ellis International LLP, U.S. counsel for the Selling Shareholders, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter.

(f)    Opinion of Local Counsel for Selling Shareholders. The Underwriter shall have received an opinion of Cayman Islands counsel for the Selling Shareholders, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter.

(g)    Opinion of Cayman Islands Counsel for the Company. The Underwriter shall have received an opinion of Maples and Calder (Hong Kong) LLP, Cayman Islands counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter.

(h)    Opinion of PRC Counsel for the Company. The Underwriter shall have received an opinion of Haiwen & Partners, PRC counsel for the Company, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter.

(i)    Opinion of U.S. Counsel for the Underwriter. The Underwriter shall have received an opinion and negative assurance letter of Davis Polk & Wardwell LLP, U.S. counsel for the Underwriter, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter.

(j)    Opinion of PRC Counsel for the Underwriter. The Underwriter shall have received an opinion of Fangda Partners, PRC counsel for the Underwriter, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter.

(k)    Opinion of Depositary’s Counsel. The Underwriter shall have received an opinion of Pepper Hamilton LLP, counsel for the Depositary, dated such Closing Date, as the case may be, in form and substance reasonably satisfactory to the Underwriter.

(l)    Officer’s Certificate. The Underwriter shall have received a certificate, dated such Closing Date, as the case may be, of an executive officer of the Company of the Company in which such officer shall state that: (i) the representations and warranties of the Company in this Agreement are true and correct; (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; and (iii) with respect to such other matters as the Underwriter may reasonably require; and, subsequent to the respective date of the most recent financial statements in the General Disclosure Package and the Final Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and the Controlled Entities taken as a whole except as set forth in the General Disclosure Package and the Final Prospectus or as described in such certificate.

(m)    Chief Financial Officer’s Certificate. The Underwriter shall have received on such Closing Date, as the case may be, a certificate, dated such date and signed by the chief financial officer of the Company with respect to certain operating data and financial figures contained in the Registration Statement, the General Disclosure Package and the Final Prospectus, in form and substance satisfactory to the Underwriter.

(n)    Lock-Up Agreements. On or prior to the date hereof, the Underwriter shall have received lockup letters from each of the individuals and entities listed on Schedule E hereto (except for Selling Shareholders who will sign this Underwriting Agreement), substantially in the form of Exhibit D hereto.

(o)    Deposit Agreement and Depositary Side Letter. The Company and the Depositary shall have executed and delivered the Deposit Agreement and, in the case of the Company, the Depositary Side Letter, and the Deposit Agreement shall be in full force and effect on the Closing Date. The Company and the Depositary shall have taken all actions necessary to permit the deposit of the Ordinary Shares and the issuance of the ADSs representing such Ordinary Shares in accordance with the Deposit Agreement.

(p)    Depositary Certificate. The Depositary shall have furnished or caused to be furnished to the Underwriter a certificate satisfactory to the Underwriter of one of its authorized officers with respect to the deposit with it of the Ordinary Shares against issuance of the ADSs, the execution, issuance, countersignature and delivery of the ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Underwriter may reasonably request.

(q)    Listing. The ADSs representing the Ordinary Shares shall have been approved for listing on the NASDAQ, subject only to official notice of issuance.

(r)    FINRA Objections. FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions contemplated hereby.

(s)    Requested Information. On such Closing Date, as the case may be, the Underwriter and counsel for the Underwriter shall have received such information, documents, certificates and opinions as they may reasonably require for the purposes of enabling them to pass upon the accuracy and completeness of any statement in the Registration Statement, the General Disclosure Package and the Final Prospectus, issuance and sale of the Offered Shares as contemplated herein, or in order to evidence the accuracy of any of the representations and warranties, or the satisfaction of any of the conditions or agreements, herein contained.

The Selling Shareholders and the Company will furnish the Underwriter with such conformed copies of such opinions, certificates, letters and documents as the Underwriter reasonably requests. The Underwriter may in their sole discretion waive on behalf of the Underwriter compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Optional Closing Date or otherwise.

8.    Indemnification and Contribution. (a) Indemnification of the Underwriter by Company. The Company will indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement at any time, the ADS Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by the Underwriter through the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (c) below.

(b)    Indemnification of the Underwriter by the Selling Shareholder. The Selling Shareholder will severally and not jointly indemnify and hold harmless each Indemnified Party, against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise to the extent and manner set forth in Section 8(a) above; provided that shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in any Registration Statement as of any time, the ADS Registration Statement as of any time, any Statutory Prospectus as of any time, the Final Prospectus, any Issuer Free Writing Prospectus, or any Written Testing-the-Waters Communication in reliance upon and in conformity with such Selling Shareholder Information; provided, further, that the liability under this subsection of the Selling Shareholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to such Selling Shareholder from the sale of Offered Shares sold by such Selling Shareholder hereunder.

(c)    Indemnification of Company and Selling Shareholders. The Underwriter will indemnify and hold harmless the Company, each of its directors and each of its officers who signs a Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Shareholder (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of any Registration Statement as of any time, the ADS Registration Statement as of any time, any Statutory Prospectus as of any time, the Final Prospectus, any Written Testing-the-Waters Communication or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriter consists of the following information in the Final Prospectus furnished on behalf of the Underwriter: the concession and reallowance figures appearing in the seventh paragraph under the caption “Underwriting”.

(d)    Actions against Parties; Notification. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought under subsection (a), (b) or (c) above, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Underwriter and all persons, if any, who control the Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of the Underwriter within the meaning of Rule 405 under the Securities Act, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Selling Shareholders and all persons, if any, who control any Selling Shareholder within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e)    Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b), (c) or (d) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Shareholders on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Shareholders or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter under this Agreement exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omissions. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriter’s obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Company, the Selling Shareholders and the Underwriter agrees that it would not be just and equitable if contribution pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriter was treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(e).

9.    Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Selling Shareholders, of the Company or its officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, any Selling Shareholders, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Shares. If the purchase of the Offered Shares by the Underwriter is not consummated for any reason, the Company and the Selling Shareholders will, jointly and severally, reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Shares, and the respective obligations of the Company, the Selling Shareholders and the Underwriter pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Shares have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

10.    Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered or sent and confirmed to the Underwriter c/o Morgan Stanley & Co. International plc, c/o Morgan Stanley Asia Limited, 46/F, International Commerce Center, 1 Austin Road West, Kowloon, Hong Kong or, if sent to the Company, will be mailed, delivered or sent and confirmed to RISE Education Cayman Ltd, RM101, Jia He Guo Xin Mansion, No.15 Baiqiao Street, Guangqumennei, Dongcheng District Beijing, Attention: Chelsea Wang, or, if sent to the Selling Shareholders, will be mailed, delivered or sent and confirmed to Bain Capital Private Equity (Asia), LLC, c/o 51/F Cheung Kong Center 2 Queen’s Road Central, Hong Kong, Attention: Melissa Obegi; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

11.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective personal representatives and successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

12.    Representation. The Underwriter will act for the Underwriter in connection with the transactions contemplated by this Agreement, and any action under this Agreement taken by the Underwriter jointly or by either Representative will be binding upon all the Underwriter.

13.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14.    Absence of Fiduciary Relationship. The Company and the Selling Shareholders acknowledge and agree that:

(a)    No Other Relationship. The Underwriter has been retained solely to act as Underwriter in connection with the sale of the Offered Shares and that no fiduciary, advisory or agency relationship between the Company or the Selling Shareholders, on the one hand, and the Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising the Company or the Selling Shareholders on other matters;

(b)    Arms’ Length Negotiations. The price of the Offered Shares set forth in this Agreement was established by Company and the Selling Shareholders following discussions and arms-length negotiations with the Underwriter and the Company and the Selling Shareholders are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    Absence of Obligation to Disclose. The Company and the Selling Shareholders have been advised that the Underwriter and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Shareholders and that the Underwriter has no obligation to disclose such interests and transactions to the Company or the Selling Shareholders by virtue of any fiduciary, advisory or agency relationship; and

(d)    Waiver. The Company and the Selling Shareholders waive, to the fullest extent permitted by law, any claims they may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriter shall have no liability (whether direct or indirect) to the Company or the Selling Shareholders in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees or creditors of the Company.

15.    Contractual recognition of bail-in. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding between the Company and the Underwriter, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)    the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of the Underwriter to the Company under this agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)    the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)    the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of the Underwriter or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii)    the cancellation of the BRRD Liability;

(iv)    the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)    the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 16:

“Bail-In Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Bail-in Powers” means the powers under the Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

“BRRD Liability” means a liability in respect of which the relevant Bail-in Powers may be exercised.

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to the Underwriter.

16.    Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum. The Company irrevocably appoints Cogency Global Inc., as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to the Company by the person serving the same to the address provided in Section 11, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

The obligation of the Company or any Selling Shareholder pursuant to this Agreement in respect of any sum due to the Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Underwriter may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and such Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the United States dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company or such Selling Shareholder an amount equal to the excess of the dollars so purchased over the sum originally due to such Underwriter hereunder.

17.    Termination. The Underwriter may terminate this Agreement by notice given by the Underwriter to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over the counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States or PRC shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State or PRC authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the judgment of the Underwriter, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in the judgment of the Underwriter, impracticable or inadvisable to proceed with the offer, sale or delivery of the Offerd Shares on the terms and in the manner contemplated in the Registration Statement, the General Disclosure Package or the Final Prospectus.

18.    Waiver of Jury Trial. The Company and the Selling Shareholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Selling Shareholders, the Company and the Underwriter in accordance with its terms.

Very truly yours,

RISE EDUCATION CAYMAN LTD

By
Name:
Title:

Bain Capital Rise Education IV Cayman Limited

By
Name:
Title:

Yiding Sun

Chelsea Wang

Sally Yuan

Qingling Zhu

Lili Yang

Kexin Zhao

The foregoing Underwriting Agreement is hereby confirmed

    and accepted as of the date first above written.

Acting as the Underwriter.

By Morgan Stanley & Co. International plc

By:
Name:
Title:

SCHEDULE A-1

Selling Shareholder	Number of Firm Shares to be Sold
Bain Capital Rise Education IV Cayman Limited	[	●]
Yiding Sun	[	●]
Chelsea Wang	[	●]
Sally Yuan	[	●]
Qingling Zhu	[	●]
Lili Yang	[	●]
Kexin Zhao	[	●]
Total	[	●]

SCHEDULE A-2

Optional Shares Selling Shareholder

Bain Capital Rise Education IV Cayman Limited

SCHEDULE B

Underwriter	Number of Firm Shares to be Purchased
Morgan Stanley & Co. International plc	[	●]
Total	[	●]

SCHEDULE C

1.    General Use Free Writing Prospectuses (included in the General Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

1. None.

2.    Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1. The initial price to the public of the Offered Shares

SCHEDULE D

Subsidiaries	Place of Incorporation

RISE Education Cayman III Ltd	Cayman Islands

RISE Education Cayman I Ltd	Cayman Islands

Rise IP (Cayman) Limited	Cayman Islands

Bain Capital Rise Education (HK) Limited	Hong Kong

Edge Franchising Co., Ltd.	Hong Kong

Rise Tianjin Education Information Consulting Co., Ltd. (瑞思（天津）教育信息咨询有限公司)	PRC

Affiliated Entities	Place of Incorporation

Beijing Step Ahead Education Technology Development Co., Ltd. (北京领语堂教育科技发展有限公司)	PRC

Shanghai Riverdeep Educational Information Consulting Co., Ltd. (上海瑞沃迪教育信息咨询有限公司)	PRC

Shanghai Boyu Investment Management Co., Ltd. (上海博语投资管理有限公司)	PRC

Guangzhou Ruisi Education Technology Development Co., Ltd. (广州瑞司教育科技发展有限公司)	PRC

Shenzhen Mei Ruisi Education Management Co., Ltd. (深圳市美瑞思教育管理有限公司)	PRC

Wuxi Rise Foreign Language Training Co., Ltd. (无锡瑞思外语培训有限公司)	PRC

Affiliated Schools	Place of Incorporation

Beijing Changping District Step Ahead Training School (北京市昌平区领语堂培训学校)	PRC

Beijing Chaoyang District Step Ahead Training School (北京市朝阳区领语堂培训学校)	PRC

Beijing Daxing District RISE Immersion Subject English Training School (北京市大兴区瑞思学科英语培训学校)	PRC

Beijing Dongcheng District RISE Immersion Subject English Training School (北京市东城区瑞思学科英语培训学校)	PRC

Beijing Fengtai District RISE Immersion Subject English Training School (北京市丰台区瑞思学科英语培训学校)	PRC

Beijing Haidian District Step Ahead Training School (北京市海淀区领语堂培训学校)	PRC

Beijing Shijingshan District Step Ahead Training School (北京市石景山区领语堂培训学校)	PRC

Beijing Tongzhou District RISE Immersion Subject English Training School (北京市通州区瑞思学科英语培训学校)	PRC

Beijing Xicheng District RISE Immersion Subject English Training School (北京市西城区瑞思学科英语培训学校)	PRC

Shanghai Huangpu District Step Ahead Immersion Subject English Training School (上海黄浦区领语堂学科英语培训学校)	PRC

Guangzhou Yuexiu District RISE Immersion Subject English Training School (广州越秀区瑞思学科英语培训学校)	PRC

Guangzhou Haizhu District RISE Immersion Subject English Training School - Chigang (广州海珠区瑞思学科英语培训学校)	PRC

Guangzhou Tianhe District Step Ahead Immersion Subject English Training School (广州天河区领语堂学科英语培训学校)	PRC

Shenzhen Futian District Rise Training Center (深圳市福田区瑞思培训中心)	PRC

Shenzhen Nanshan District Rise Training Center (深圳市南山区瑞思培训中心)	PRC

Shenzhen Luohu District Rise Training Center (深圳市罗湖区瑞思培训中心)	PRC

SCHEDULE E

List of Locked-Up Parties

All directors and executive officers of the Company:

1.	Lihong Wang

2.	Zhongjue Chen

3.	Yiding Sun

4.	Chelsea Qingyan Wang

5.	Sally Xue Yuan

6.	Jiandong Lu

7.	Yong Chen

Certain ordinary shareholders of the Company:

1.	Bain Capital Rise Education IV Cayman Limited

2.	Paper Crane Holding Limited

Exhibit A

Form of Lock-Up Agreement

[●], 2018

RISE Education Cayman Ltd

Room 101, Jia He Guo Xin Mansion

No.15 Baiqiao Street, Guangqumennei, Dongcheng District

Beijing 100062

People’s Republic of China

Morgan Stanley & Co. International plc

Credit Suisse Securities (USA) LLC

UBS Securities LLC

As the Underwriter

referred to in the Underwriting Agreement below

c/o Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA

United Kingdom

Ladies and Gentlemen:

As an inducement to the Underwriter to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering of ordinary shares (the “Offering”) will be made, par value US$0.01 per share (the “Ordinary Shares”) of RISE Education Cayman Ltd, and any successor (by merger or otherwise) thereto, (the “Company”), in the form of American Depositary Shares (the “ADS”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Ordinary Shares or ADSs or securities convertible into or exchangeable or exercisable for any Ordinary Shares or ADSs (collectively, the “Securities”), enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Underwriter. The foregoing sentence shall not apply to (a) transactions relating to the Securities of the Company acquired in open market transactions after the completion of the Offering, provided that subsequent sales of such Securities would not trigger filing under Section 16 of the Exchange Act, (b) transfers of shares of the Securities as a bona fide gift, (c) distributions of the Securities to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), each donee, distributee or transferee shall sign and deliver to the Underwriter a lock-up letter substantially in the form of this letter , (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of the Securities, provided that such plan does not provide for the transfer of the Securities during the Lock-Up Period and to the extent a public announcement or filing under the Exchange Act, if any, is required regarding the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of the Securities may be made under such plan during the Lock-Up Period, or (e) transfer of the shares or the Securities (i) through will or intestacy to immediate family members or (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). For purposes of this Lock-Up Agreement, a “family member” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin. In addition, the undersigned agrees that, without the prior written consent of the Underwriter, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date that is 90 days after the public offering date set forth on the final prospectus used to sell the ADSs (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Securities received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

If the undersigned is an officer or director of the Company, (i) the Underwriter agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Securities, the Underwriter will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Underwriter hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the transfer.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. The Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation among the Company, the Selling Shareholders named therein and the Underwriter. This letter shall terminate and be of no further force or effect if the Underwriting Agreement is terminated pursuant to its terms.

This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Address:		Address:

Exhibit B

FORM OF WAIVER OF LOCK-UP

            , 2018

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Bain Capital Rise Education IV Cayman Limited and several individuals (the “Selling Shareholders”) of [●] ordinary shares (the “Ordinary Shares”), par value US$0.01 per share, of the RISE Education Cayman Ltd (the “Company”) in the form of [●] American depositary shares, and the lock-up letter dated             , 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 2018, with respect to [●] Ordinary Shares (the “Shares”).

The undersigned hereby agrees to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to the Shares, effective [●]; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Very truly yours,

[●]

By:
Name:
Title:

cc: Company

Exhibit C

FORM OF PRESS RELEASE

RISE Education Cayman Ltd

[Date]

RISE Education Cayman Ltd (the “Company”) announced today that Morgan Stanley & Co. International plc, the lead book-running manager in the Bain Capital Rise Education IV Cayman Limited’s (the “Selling Shareholder”) recent public sale of              American Depositary Shares, each representing              ordinary shares is [waiving] [releasing] a lock-up restriction with respect to          shares of the Company’s ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on     , 20    , and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.